Exhibit 99.1

NEWS RELEASE
Contacts: MSC Income Fund, Inc. Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com Cory E. Gilbert, CFO, cgilbert@mainstcapital.com 713-350-6000
MSC Income Fund Prices Public Offering
HOUSTON – January 28, 2025 – MSC Income Fund, Inc. (“MSC Income” or the “Company”), an
externally managed business development company, today announced that it priced its public offering of 5,500,000 shares of its common stock (the “Common Stock”) at $15.53 per share. MSC Income’s shares of Common Stock are expected to begin trading on the New York Stock Exchange on January
29, 2025 under the symbol “MSIF.” MSC Income also granted the underwriters an option to purchase up to an additional 825,000 shares of Common Stock to cover overallotments, if any. The closing of the offering is subject to customary closing conditions. The shares are expected to be delivered on or about January 30, 2025.
MSC Income intends to initially use all of the net proceeds from this offering to repay outstanding debt borrowed under its credit facilities, and then through re-borrowing under the credit facilities, to make investments in accordance with its investment objective and strategies, pay operating expenses and other cash obligations, and for general corporate purposes.
RBC Capital Markets, Truist Securities, Raymond James, UBS Investment Bank and Keefe, Bruyette
& Woods, A Stifel Company, are acting as joint book-running managers for the offering. B. Riley
Securities, Citizens JMP, Sanders Morris, Clear Street, Comerica Securities, Texas Capital Securities
and Zions Capital Markets are acting as co-managers for the offering.
A registration statement relating to these securities was filed with the U.S. Securities and
Exchange Commission (the “SEC”) and was declared effective on January 28, 2025.
Investors are advised to carefully consider the investment objectives, risks and charges and expenses of MSC Income before investing. The preliminary prospectus, dated January 21, 2025, contains this and other information about MSC Income and should be read carefully before investing. The information in the registration statement is not complete and may be changed.
This press release will not constitute an offer to sell or the solicitation of an offer to buy the securities described above nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction. Offers of these securities are made only by means of the prospectus. The SEC has not approved or disapproved these securities or passed upon the adequacy of the preliminary prospectus. Any representation to the contrary is a criminal offense.
The offering of these securities is being made only by means of a prospectus forming part of the registration statement, copies of which may be obtained, when available, from: RBC Capital Markets,
LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone:
877-822-4089; Email: equityprospectus@rbccm.com.
ABOUT MSC INCOME FUND, INC.
The Company is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund and also provides customized long-term debt and equity capital solutions to lower middle market companies. The Company’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The
Company seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Company seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop”
debt and equity financing solutions within its lower middle market investment strategy. The
Company’s private loan portfolio companies generally have annual revenues between $25 million and
$500 million. The Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC is a wholly owned subsidiary of Main Street Capital Corporation (NYSE:
MAIN) that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.  It currently manages investments for external parties, including the Company.
FORWARD-LOOKING STATEMENTS AND OTHER MATTERS
MSC Income cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to information about MSC Income’s public offering and the anticipated use of the net proceeds from the offering, are based on current conditions and information available to MSC Income as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement
Concerning Forward-Looking Statements” and “Risk Factors” included in MSC Income’s filings with the SEC (www.sec.gov). All forward-looking statements speak only as of the date of this communication. MSC Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.